UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 10, 2007

Date of Report (date of earliest event reported)

FOXHOLLOW TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50998	94-3252085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

740 Bay Road

Redwood City, California 94063-2469

(Address of principal executive offices)

(650) 421-8400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2007, the Board of Directors of FoxHollow Technologies, Inc. (the “Company”) established the 2007 bonus amounts at threshold, target and maximum performance levels for the following executive officers of the Company, as set forth in the table below:

		2007 Bonus Amount
Name	Title	Threshold	Target	Maximum
John Simpson	Chief Executive Officer	$140,000	$400,000	$560,000
Matthew Ferguson	Chief Financial Officer	$79,000	$225,000	$315,000
Ronald Steckel	Chief Operating Officer	$79,000	$225,000	$315,000
Duke Rohlen	President, Strategic Operations	$79,000	$225,000	$315,000
Kevin Cordell	Senior Vice President, Sales	$105,000	$300,000	$420,000
Ronald Songer	Senior Vice President, Research and Development	$47,000	$135,000	$189,000
Dan Lerner	Senior Vice President, Molecular Programs	$47,000	$135,000	$189,000
Angela Soito	Senior Vice President, Clinical	$47,000	$135,000	$189,000

For John Simpson, Matthew Ferguson, Duke Rohlen and Ronald Steckel, the 2007 bonus amounts at threshold, target and maximum levels are based on achievement of certain corporate objectives within the Company and weighted thirty-three and one-third percent (33.3%) non-financial and sixty-six and two-thirds percent (66.7%) financial. For Kevin Cordell, Ronald Songer, Dan Lerner and Angela Soito, the bonus amounts are based on achievement of a combination of individual and corporate objectives. The Company’s Compensation Committee retains the authority, in its sole discretion, to determine whether the corporate and individual objectives have been met and to make certain adjustments as it deems appropriate.

The Board of Directors of the Company also approved the issuance of option grants and restricted stock units to these executive officers, as set forth in the table below:

		Restricted Stock Units (RSUs)
Name	Option Grants (Shares)	Threshold	Target	Maximum
John Simpson	50,000	8,750	25,000	41,250
Matthew Ferguson	40,000	7,000	20,000	33,000
Ronald Steckel	40,000	7,000	20,000	33,000
Duke Rohlen	40,000	7,000	20,000	33,000
Kevin Cordell	—	—	—	—
Ronald Songer	—	3,500	10,000	16,500
Dan Lerner	20,000	3,500	10,000	16,500
Angela Soito	40,000	3,500	10,000	16,500

The option grant for John Simpson vests 50% of the total number of shares on the one-year anniversary of the vesting commencement date of March 6, 2007 and 1/24th of the total number of shares each month thereafter. The option grants for the other executive officers vest 25% of the total number of shares on the one-year anniversary of the vesting commencement date of March 6, 2007 and 1/48th of the total number of shares each month thereafter.

The Restricted Stock Units (the "RSUs") represent a contingent right to receive up to the maximum number of shares of the Company’s Common Stock at a future date based on company performance in certain metrics corresponding to the threshold, target and maximum amounts set forth above. Dr. Simpson will vest in the Common Stock if certain performance metrics for fiscal year 2008 are achieved. All other recipients will vest in the Common Stock if certain performance metrics for the fiscal years 2008 and 2009 are achieved, with half of the shares underlying the RSUs subject to vesting based on the 2008 metrics and the remaining half of the shares underlying the RSUs subject to vesting based on the 2009 metrics. The Company’s Compensation Committee retains the authority to determine whether the corporate metrics have been met and to make adjustments based on certain corporate events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXHOLLOW TECHNOLOGIES, INC.

Date: April 16, 2007	By:	/s/ Matthew B. Ferguson
Matthew B. Ferguson
Chief Financial Officer